Exhibit 99.1

Contact: John D. Giolli
        Millennium Cell Inc.
        (732) 542-4000

Investors: Betsy Brod/Jonathan Schaffer
           Brod & Schaffer, LLC
           (212) 750-5800

MILLENNIUM CELL ANNOUNCES CLOSING ON JOINT DEVELOPMENT PROGRAM WITH THE DOW CHEMICAL COMPANY

Eatontown, NJ April 26, 2005 Millennium Cell Inc. (NASDAQ:MCEL), a leading developer of hydrogen battery technology, today announced the successful initial closing of its previously announced joint development program with The Dow Chemical Company (NYSE:DOW). The development program will combine Millennium Cell s novel technology with Dow s strengths in materials, engineering and operational excellence to accelerate product commercialization.

On April 21, 2005, the Company received shareholder approval for the potential issuance of MCEL shares under NASDAQ marketplace rules of over 20% to The Dow Chemical Company as part of the joint development program. Accordingly, on April 25, 2005, Millennium Cell issued 155,724 shares of its Series A Preferred Stock to Dow, convertible into 3% of its outstanding common stock. With yesterday s closing on the program, Millennium Cell looks forward to collaborating with Dow on the development and commercialization of hydrogen batteries for use in consumer electronics and military applications. The batteries will be based upon Millennium Cell s patented Hydrogen on Demand technology in conjunction with Proton Exchange Membrane (PEM) fuel cells.

About Millennium Cell

Millennium Cell develops hydrogen battery technology that powers portable devices requiring long run time in a compact space. The Company is working with market partners to meet demand for its patented process in four areas: military, medical, industrial and consumer electronics. For more information, visit www.millenniumcell.com.

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About The Dow Chemical Company

Dow is a leader in science and technology, providing innovative chemical, plastic and agricultural products and services to many essential consumer markets. With annual sales of $40 billion, Dow serves customers in 175 countries and a wide range of markets that are vital to human progress: food, transportation, health and medicine, personal and home care, and building and construction, among others. Committed to the principles of sustainable development, Dow and its 43,000 employees seek to balance economic, environmental and social responsibilities. References to Dow mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. For further information, visit Dow s web site at www.dow.com.

Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered forward-looking'' within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell's current views about future events and financial performance. These forward-looking statements are identified by their use of terms and phrases such as believe,'' expect,'' plan,'' anticipate'', on target and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Millennium Cell's expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell s hydrogen fuel storage and delivery system, (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems, (iii) competition from current, improving and alternative power technologies, (iv) our ability to secure government funding of our research and development and technology demonstration projects, (v) our ability to enter into agreements with collaborators and strategic partners and the failure of our collaborators and strategic partners to perform under their agreements with us, (vi) our ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of our hydrogen fuel storage and delivery system, (vii) our ability to protect our intellectual property, (viii) our ability to achieve budgeted revenue and expense amounts and (ix) other factors detailed from time to time in Millennium Cell's filings with the Securities and Exchange Commission.

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